UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston	,	Texas	77056
(Address of principal executive offices)					(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act (1):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
______________
(1) On April 17, 2020, the New York Stock Exchange (the “NYSE”) filed a Form 25 (the “Form 25”) with the Securities and Exchange Commission. In accordance with Rule 12d2-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the de-registration of our ordinary shares under Section 12(b) of the Exchange Act became effective on July 16, 2020.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Change in Control Severance Plan

On November 17, 2020, the Board of Directors (the “Board”) of Weatherford International plc (the “Company”), upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), adopted the Weatherford International plc Change in Control Severance Plan (the “Plan”).
The Plan will cover certain executive officers selected by the Committee and whose compensation is under the direct purview of the Committee, including our Chief Executive Officer, Girish K. Saligram, and our Chief Financial Officer, H. Keith Jennings. Executives who have existing change in control agreements, such as Karl Blanchard and Stuart Fraser will remain subject to their existing agreements. Under the Plan, participants will receive severance payments and benefits if they experience a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Plan) in the 6 months prior to or 12 months following a “Change in Control” (as defined in the Plan). Upon such a termination, participants will be able to receive (i) an amount equal to two (for participants with a title of Executive Vice President or above, including Messrs. Saligram and Jennings) or one (for other participants) times the sum of (x) the higher of the participant’s base salary in effect immediately prior to the Change in Control or the termination and (y) the participant’s target bonus, (ii) a prorated target annual bonus for the year of termination, (iii) two or one year(s) of continued health and welfare benefits and (iv) up to 6 months of outplacement services. In order to participate in the Plan, participants must execute the Company’s form Confidentiality and Restrictive Covenant Agreement, which provides for a 6-month post-termination non-competition covenant, 12-month post-termination non-solicitation of employees covenant and a perpetual non-disparagement covenant. The receipt of such severance payments and benefits is subject to the execution and non-revocation of a release of claims by the participant.
The foregoing summary is qualified in its entirety by the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Approval of Long-Term Cash Incentive Plan

On November 17, 2020, the Board approved the form of award agreement for the long-term cash incentive award (an “LTCIP Award”) under the Company’s 2020 Long-Term Cash Incentive Plan (the “LTCIP”), which will be used for the LTCIP Awards to Messrs. Saligram and Jennings in the amounts set forth in their offer letters.
For Messrs. Saligram and Jennings, the time-based portion of the award vests in equal installments on each of December 31, 2020, 2021 and 2022, and the performance-based portion of the award vests upon the achievement of specified performance goals. The award agreement also provides that the time-based portion of the LTCIP Award will vest earlier upon a “covered termination,” which is defined as a termination without “cause”, a resignation for “good reason” (as such terms are defined in the Company’s Change in Control Severance Plan) or a termination due to death or disability.
The foregoing summary is qualified in its entirety by the LTCIP Award, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.
Approval of Forms of Award Agreement

On November 17, 2020, the Board approved the forms of restricted share unit award agreement and performance share unit award agreement for senior executives under the Company’s Amended and Restated 2019 Equity Incentive Plan.
The foregoing summary is qualified in its entirety by the forms of award agreement, which are filed as Exhibits 10.3 and 10.4, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
10.1	Weatherford International Change in Control Severance Plan
10.2	Form of Long-Term Cash Incentive Plan Award Agreement
10.3	Form of Restricted Share Unit Award Agreement
10.4	Form of Performance Share Unit Award Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: November 20, 2020
/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer